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                            CALL TRANSFER AGREEMENT

THIS CALL TRANSFER AGREEMENT (the "Agreement") is made and entered into this 4th day of March 1997, between AVIS RENT A CAR SYSTEM, INC. ("AVIS") and HFS INCORPORATED ("HFS").

                                   WITNESSETH

         WHEREAS, HFS wishes to provide the customers (the "Customers") of its hotel franchise systems (including all of HFS's existing hotel systems and any additional hotel systems acquired or developed during the term of this Agreement) with the opportunity to reserve rental cars; and

         WHEREAS, HFS is the parent of Resort Condominiums International, Inc. ("RCI") and wishes to provide the members (the "Members") of RCI's time share exchange programs with the opportunity to reserve rental cars; and

         WHEREAS, AVIS wishes to provide rental cars to the Customers and Members (collectively, the "Callers"); and

         WHEREAS, HFS agrees to actively promote, solicit and transfer to AVIS telephone calls from Callers seeking to rent cars from Avis, and AVIS agrees to pay HFS a fee for calls that have been transferred to AVIS resulting in car rental reservations, in accordance with the terms hereof.

         NOW, THEREFORE, for mutual and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree with each other as follows:

                  1. Term. The term of this Agreement shall commence on the date set forth above and shall continue for a period of five (5) years. A "Contract Year" shall mean each twelve month period (or portion thereof) commencing on the date set forth above or an anniversary thereof.

                  2. Call Transfer. HFS shall transfer, or cause to be transferred, to AVIS telephone calls from Callers who seek to rent a car from Avis, which calls are on lines for which a call transfer capability has been established. HFS and AVIS shall mutually agree on the form of solicitation to be used by HFS's and RCI's agents.

                  3. Recurring Fees. (a) In consideration for trans-ferring the telephone calls of Callers to AVIS, AVIS shall pay
HFS a "Recurring Fee" in the amount of $8.00 per HFS - originated (including RCI) reservation that results in a car rental during the term of this Agreement. In addition, AVIS agrees that the minimum annual aggregate Recurring Fees for each Contract Year of


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this Agreement shall be guaranteed to be not less than $2,250,000.00 (the
"Minimum Guaranteed Fee").

                  (b) The payments required pursuant to this Section shall be made on a monthly basis within ten (10) days after the end of the calendar month (or portion thereof) to which such payment relates, and shall be accompanied by documentation supporting the calculation of such amount. In the event the aggregate Recurring Fees for any Contract Year of this Agreement is less than the Minimum Guaranteed Fee, the deficiency shall be paid along with the payment made with respect to the twelfth (12th) month of such Contract Year.

                  4. Access Fee. In consideration of HFS providing access to Callers seeking car rentals, AVIS will pay HFS, in immediately available funds, an access fee of $1,000,000.00. This fee will be paid to HFS by AVIS concurrently with the execution of this Agreement and shall be non-refundable and fully earned upon execution of this Agreement regardless of the termination of this Agreement for any reason.

                  5. Cal1er Rates. AVIS will provide Callers with promotional rates and specials during the term of this Agreement.

                  6. Implementation. The parties agree that it is their intention and expectation that the program contemplated by this Agreement will be implemented on or before March 4, 1997, or as soon thereafter as practicably possible.

                  7. Transfer Charges. During the term of this Agreement, AVIS shall pay to HFS $1.75 per call transferred to AVIS by HFS and RCI. HFS shall submit a monthly invoice to AVIS for these charges. AVIS shall pay HFS the call transfer charges within fifteen (15) days of receipt by AVIS of HFS's invoice.

                  8. Amendments. The provisions of this Agreement shall not be modified, amended, supplemented, waived or changed in any respect except in writing executed by all parties hereto.

                  9. Assignments. This Agreement, or any part thereof, shall not be assigned by either party without the express written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement, or any part thereof, to its affiliate or in connection with a consolidation, merger or sale of substantially all of its assets, without the consent of the other party; provided, however, that the party making such an assignment furnishes the other party advance notice in writing of such assignment.

                  10. Exclusivity.  HFS agrees that Avis shall be one
(1) of three (3) rental car systems for all HFS-initiated call transfer programs during the term of this Agreement.

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                  11. Entire Agreement.  This Agreement represents the
entire understanding and agreement between the parties, and supersedes all other negotiations, understandings and representa-tions (if any) made by and between the parties.

                  12. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and given by (i) hand-delivery; (ii) registered or certified mail, return receipt requested;
(iii) overnight courier with receipt; or (iv) facsimile with confirmation, to:

         If to AVIS:        Avis Rent A Car System, Inc.
                            900 Old Country Road
                            Garden City, NY  11530
                            Attention: VP Marketing
                            Fax: (516) 222-6747

         If to HFS:         HFS Incorporated
                            6 Sylvan Way
                            Parsippany, New Jersey 07054
                            Attention: Senior Vice President
                            Preferred Alliance Services
                            Fax: 201-359-5320

or to such other address as any party may designate by notice complying with the terms of this Section.

                  13. Jurisdiction. This Agreement shall be governed by the laws of the State of New Jersey, except for New Jersey's conflict of law principles.

                  14. Relationship of Parties. AVIS is an independent contractor. Neither party is the legal representative or agent of, or has the power to obligate (or has the right to direct or supervise the daily affairs of) the other or any other party for any purpose whatsoever. HFS and AVIS expressly acknowledge that the relationship intended by them is a business relationship based entirely on and circumscribed by the express provisions of this Agreement and that no partnership, joint venture, agency, fiduciary or employment relationship is intended or created by reason of this Agreement.

                  15. Successors: Severability. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns, subject, however, to the limitations contained herein. The unenforceability, invalidity or illegality of any provision of this Agreement shall not render the other provisions unenforceable, invalid or illegal.

                  16. Honoring Rentals. AVIS agrees to honor, or to cause the person(s) or party(ies) operating the locations to

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honor all reservations for AVIS services booked from transferred calls pursuant to the terms hereof.

                  17. Force Majeure. Neither AVIS nor HFS (nor their respective subsidiaries) shall be liable for any failure or delay in performing their obligations under this Agreement where such failure or delay is caused by act of God, fire, explosion, flooding, riot, rebellion or insurrection, government order, regulation, seizures, embargoes, inability to obtain supplies, delays of carriers or suppliers, strikes or work stoppages or other similar causes beyond the reasonable control of the party failing or delaying to perform. In the event such acts or events occur, it is agreed that both parties shall use reasonable good faith efforts to overcome all the effects of such acts and to resume as soon as reasonably possible the timely performance of acts contemplated by this Agreement.

                  18. Indemnity. AVIS agrees to indemnify, defend and hold harmless HFS, its subsidiaries, and their respective employees, agents, officers and directors from and against any and all fines, suits, claims, demands, penalties, liabilities, costs or expenses, losses, settlements, judgments and awards, and actions of whatever kind or nature, including attorneys' fees and costs (and costs and fees on appeal), and damages (including, but not limited to, all actual and consequential damages) arising from any negligent acts or willful or wrongful misconduct, knowing misrepresentation or breach of this Agreement by AVIS, its agents, officers, directors, or employees. Any obligation arising pursuant to any indemnity contained herein shall survive the termination of this Agreement.

                  19. Termination. At any time during the term of this Agreement, either party may terminate this Agreement in the event of a material breach of the terms of this Agreement by the other party. In the event of a material breach as set forth above, the breaching party shall be given written notice of such breach and the opportunity to cure such breach within thirty
(30) days of the date of such notice (ten (10) days in the case of a payment default). Failure to cure such breach within the applicable period stated above shall result in termination of the Agreement without the necessity of any further notice. Notwithstanding anything contained herein to the contrary, in the event either party shall fail to pay its debts generally as they become due, if a involuntary proceeding in bankruptcy is filed against such party which is not dismissed within sixty (60) days of filing, a voluntary proceeding in bankruptcy is filed by such party, such party is dissolved or liquidated, or such party makes any assignment for the benefit of creditors, this Agreement shall immediately terminate without notice.

                  20. Reservation System Modification. HFS and its subsidiaries retain the right, in their discretion, to modify or

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alter the operation of the reservation systems at any time they deem such modification or alteration to be desirable. HFS will provide advance written notice to AVIS of any proposed material modification or alteration.

                  21. Power and Authority. Each party represents and warrants to the other party that it has all necessary power and authority to enter into and perform this Agreement in accordance with terms thereof.

                  22. Books and Records; Audit. AVIS shall keep accurate and complete records of all car rentals resulting from HFS- originated reservations. All such records and all accounting systems with respect thereto shall be available for inspection, copy and audit by HFS or its representatives on reasonable notice to AVIS during normal business hours throughout the term of this Agreement and for one (1) year thereafter. AVIS shall fully cooperate with HFS in such inspection and audit. Neither HFS's acceptance of any information nor HFS's inspection or audit of AVIS' records shall waive HFS's right later to dispute the accuracy or completeness of any information supplied by AVIS. In the event any such audit establishes an underpayment of commissions, AVIS shall pay the amount of the deficit within five (5) business days of notification of such deficiency. In the event such audit identifies an overpayment of commissions, such overpayment shall be a credit against future fees to become due from AVIS to HFS. If an audit establishes an underpayment of commissions greater than five percent (5%) of the total commissions then due and payable to HFS, AVIS shall pay for the costs and expenses of such audit. In the event of a dispute over the result of any such audit, the amount so disputed shall be deposited by the party to be charged with an escrow agent acceptable to both parties and pursuant to an escrow agreement acceptable to both parties and such escrow agent until such time as the dispute is resolved. The obligations of AVIS pursuant to this Section shall survive termination of this Agreement.

                  23. Trademarks and Servicemarks. AVIS specifically acknowledges that this Agreement does not confer upon AVIS any interest in or right to use any trademark, service mark or other intellectual property right of HFS, the franchisors, RCI, or their affiliates (collectively referred to as the "Intellectual Property Rights") in connection with the services unless AVIS receives the prior written consent of HFS which consent HFS may grant or withhold in its sole discretion. AVIS further agrees that upon termination of this Agreement, AVIS shall immediately cease and discontinue all use of the Intellectual Property Rights. Further, if AVIS wishes to utilize the Intellectual Property Rights in advertising or promotional materials, it must submit such materials to HFS for final approval before utilizing them. In no event may AVIS or any affiliated or associated person or entity utilize the Intellectual Property Rights in

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connection with any products or services other than the services provided under this Agreement. AVIS further acknowledges that this Agreement does not create or grant any rights in AVIS to use any Intellectual Property Rights owned or controlled by any franchisee of the hotel systems or its affiliates, nor does HFS have any right to grant any such rights.

                  24. Compliance with Laws. The parties shall, at their own expense, comply with all laws, orders and regulations of federal, state and municipal authorities, and with any lawful direction of any public officer which shall impose any duty upon that party regarding the performance under this Agreement.

                  25. Consents. Any consent or approval of any party required hereunder shall not be unreasonably withheld unless otherwise provided that such consent or approval is within the sole discretion of such party. Any request for the consent or approval of a party to which that party does not respond shall not be deemed approved by the other party.

                  26. No Waiver. Each and every covenant and agreement herein shall be separate and independent from any other and the breach of any covenant or agreement shall in no way or manner discharge or relieve the performance of any other covenant or agreement.

                  IN WITNESS WHEREOF, the parties have executed this Call Transfer Agreement on the date first written above.


AVIS RENT A CAR SYSTEM, INC.                 HFS INCORPORATED

BY:      /s/ Robert D. Cardillo              BY:/s/ John W. Chidsey
    ----------------------------                ------------------------------
NAME: Robert D. Cardillo                     NAME: John W. Chidsey
    ----------------------------                   ---------------------------
TITLE: V.P. Marketing                        TITLE: SVP
      --------------------------                   ---------------------------



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